Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER

         Pursuant to 18 U.S.C. Section 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of PASW, Inc. (the "Company") hereby certifies that:

         (i)      the accompanying annual report on Form 10-KSB of the Company for the year ended December 31, 2006 (the "Report") fully complies with the requirements of Section 13(a) Section 15(d), as applicable, of the Securities Exchange Act of 1934 as amended; and

(ii)

information contained in the Report fairly presents, in

all material respects, the financial condition and results of   operations of the Company.

Bill, the alignment of these paragraphs is different than the preceding page.

Dated:  April 2, 2007

/s/ William E. Sliney

-------------------------

William E. Sliney

President and Chief Financial Officer

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 ("Section 906"), or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to PASW, Inc. and will be retained by PASW, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.